UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  February 6, 2007

Electronic Data Systems Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)
01-11779	75-2548221
(Commission File Number)	(IRS Employer Identification No.

5400 Legacy Drive, Plano, Texas	75024
(Address of Principal Executive Offices)	(Zip Code)

(972) 604-6000
Registrant's telephone number, including area code

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      o   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      o   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      o   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      o   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.03 -Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 6, 2007, the Board of Directors of Electronic Data Systems Corporation ( "EDS") adopted an amendment to Section 2.7(b) of EDS' Amended and Restated Bylaws (the "Bylaws") to provide for a majority vote standard for the election of directors.  In future uncontested elections of directors, each director of EDS will be elected by a majority of the votes cast by the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Under the previous Bylaw provision, directors were elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. In contested elections, directors will continue to be elected by the vote of a plurality of the shares present in person or by proxy at the meeting and entitled to vote on the election of directors. For purposes of the Bylaws as amended, a "contested election" is an election in which the number of nominees for director is greater than the number of directors to be elected.   Under the amended Bylaws, an incumbent director who does not receive the required vote is expected to tender his or her resignation.

The Delaware General Corporation Law was amended in 2006 to make it possible for a director to submit an irrevocable resignation in advance of an election that will take effect upon his or her failure to achieve a specified vote for reelection. To take advantage of the new Delaware law, the Board also amended the EDS Corporate Governance Guidelines to require that no director may be nominated for election to the Board unless the director agrees in advance to tender an irrevocable resignation that will be effective upon (i) the failure to receive the required vote at the next annual meeting of shareholders and (ii) the Board's acceptance of such resignation. The amended Corporate Governance Guidelines further provide that if an incumbent director fails to receive the required vote for election, the Governance Committee of the Board of Directors will promptly consider whether to accept or reject that director's previously tendered resignation. The Governance Committee will consider all factors deemed relevant including, without limitation, the stated reasons why shareholders voted against the election of the director, the length of service and qualifications of the director whose resignation has been tendered, the director's contributions to EDS, and the impact of the resignation on any contractual and regulatory requirements. The Board will act on the Governance Committee's recommendation no later than 90 days following the date of the stockholders' meeting when the election occurred. In considering the Governance Committee's recommendation, the Board will review the factors considered by the Governance Committee and such additional information and factors the Board believes to be relevant. Absent a compelling reason for the director to remain on the Board, it is the Board's intention to accept the resignation. EDS will promptly publicly disclose the Board's decision, together with an explanation of the process by which the decision was reached and, if applicable, the reasons for rejecting the tendered resignation.

The Bylaws as amended became effective immediately upon their adoption by the Board. A copy of the Bylaws as amended is attached as Exhibit 3.1 to this Current Report on Form 8-K.  The amended Corporate Governance Guidelines are available at www.EDS.com/investor/governance/guidelines.aspx.

Item 5.02(b) - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 6, 2007, Roger A. Enrico advised the EDS Board of Directors that he will not stand for re-election to the Board at the 2007 Annual Meeting of Shareholders scheduled for April 17, 2007, and will retire from the Board at the conclusion of that meeting. Mr. Enrico has served on EDS' Board of Directors since 2000 and is chairman of the Board's Governance Committee.

Pursuant to the amendment to the Corporate Governance Guidelines described above, on February 6, 2007, at the time of their nomination by the Board of Directors for re-election at EDS' 2007 Annual Meeting of Shareholders, each incumbent director of EDS, other than Mr. Enrico, tendered his or her resignation that would be effective upon (i) the failure to receive the required vote at the 2007 Annual Meeting of Shareholders and (ii) the Board's acceptance of such resignation.

Section 9 - Financial Statements and Exhibits

Item 9.01 -Financial Statements and Exhibits

(d)           Exhibits

3.1.       Amended and Restated Bylaws of Electronic Data Systems Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                                   ELECTRONIC DATA SYSTEMS CORPORATION

February 6, 2007                                                                                                      By:    /S/ STORROW M. GORDON

                                                                                                                                          Storrow M. Gordon

                                                                                                                                          Executive Vice President

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